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                                                                     Exhibit 1.4


                      ARTICLES OF AMENDMENT TO ARTICLES OF
                   INCORPORATION OF CYCOMM INTERNATIONAL INC.


            The undersigned corporation, by and through its Board of Directors as authorized by W.S. Section 17-16-602(d), adopts the following amendment to its Articles of Incorporation:

            FIRST:      The name of the corporation is Cycomm International Inc.

            SECOND:     The following Amendment to the Articles of Incorporation
was adopted by the Board of Directors on February 19, 1998 in accordance with the provisions of W.S. Section 17-16-602:

            Section 9 of the Articles of Incorporation of Cycomm International Inc. was amended to read as follows:

            "9. The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

NUMBER OF SHARES    CLASS          SERIES            PAR VALUE
                                                     PER SHARE
Unlimited           Common         N/A               Without par value

   30,000           Preference     A-Convertible
                                   Redeemable
                                   Preferred
                                   Stock             Without par value

       20           Preference     B-Convertible
                                   Redeemable
                                   Preferred
                                   Stock             Without par value

Unlimited           Preference     N/A               Without par value"

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      THIRD: The text of the Amendment determining the terms of the class or series of shares is: "The designation of its Series B of twenty (20) shares of Convertible Preferred Stock, no par value per share, created by the Board of Directors of the Corporation pursuant to the authority granted it by the Corporation's Articles of Incorporation, as amended, is 'Series B Convertible Redeemable Preferred Stock'".

      Dated: 19 February 1998.



                                    CYCOMM INTERNATIONAL INC.
S E A L

ATTEST:
                                    BY:  /s/ ALBERT I. HAWK
                                        ---------------------------------------
/s/ MICHAEL R. SKOFF                    ALBERT I. HAWK, President
------------------------------
MICHAEL R. SKOFF,
Assistant Secretary


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